Exhibit 99.1
                                                                                One Ameren Plaza
                                                1901 Chouteau Avenue
                                                                                St. Louis, MO 63103

[Missing Graphic Reference]
AMEREN NEWS RELEASE

Contacts:

Media	Analysts	Investors
Tim Fox	Bruce Steinke	Investor Services
(314) 554-3120	(314) 554-2574	(800) 255-2237
tfox2@ameren.com	bsteinke@ameren.com	invest@ameren.com

FOR IMMEDIATE RELEASE

AMEREN REPORTS SECOND QUARTER 2005 EARNINGS
Increases 2005 Earnings Guidance

St. Louis, Mo., Jul. 28, 2005 --- Ameren Corporation (NYSE: AEE) today announced second quarter 2005 net income of $185 million, or 93 cents per share, compared to second quarter 2004 net income of $118 million, or 65 cents per share. Net income for the first six months of 2005 was $306 million, or $1.55 per share, compared to $215 million, or $1.20 per share, in the first half of 2004.

Ameren also announced today that it expects 2005 earnings to be between $3.00 and $3.20 per share, up from the previously expected range of $2.90 to $3.10 per share. Ameren’s guidance assumes normal weather for the rest of the year and is subject to, among other things, plant operations, completion of the scheduled Callaway nuclear plant refueling and maintenance outage later this year as planned, energy market and economic conditions, unusual or otherwise unexpected gains or losses and other risks and uncertainties outlined in Ameren’s Forward-looking Statements.

“Ameren’s earnings per share in the second quarter of 2005 benefited from stronger interchange power sales margins, earnings from Illinois Power Company, hotter-than-normal weather and the lack of a refueling and maintenance outage at our Callaway nuclear plant, which had reduced 2004 second quarter earnings,” said Gary L. Rainwater, chairman, chief executive officer and president of Ameren Corporation. “These increases were offset, in part, by higher labor, employee benefits and depreciation expenses in our pre-Illinois Power acquisition business. In addition, Ameren received an $18 million refund in the second quarter of 2004 from the Midwest Independent Transmission System Operator for previously paid exit fees that did not recur in 2005.

“We increased our 2005 earnings guidance today by 10 cents per share. This increase is being driven largely by an improved outlook for interchange sales margins in 2005 compared to

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our original expectations, due primarily to higher power prices,” added Rainwater.

Revenues in the second quarter of 2005 increased to $1.6 billion from $1.1 billion in 2004. Illinois Power Company, acquired in September 2004, added electric revenues of $268 million and gas revenues of $73 million in the second quarter of 2005. In addition, electric revenues increased approximately $13 million due to hotter-than-normal weather in the second quarter of 2005, as compared to the second quarter of 2004. According to the National Weather Service, cooling degree days in the company’s service territory were 22 percent greater than normal in the second quarter of 2005 and 6 percent above 2004 levels.

Excluding the effect of the Illinois Power Company acquisition, weather-sensitive residential and commercial electric megawatthour sales increased 9 percent and 3 percent, respectively, in the second quarter of 2005 compared to 2004. Excluding the effect of the Illinois Power Company acquisition, industrial electric megawatthour sales decreased 5 percent in the second quarter of 2005, versus the year-ago period. The net decrease was principally due to the reduction of sales under low-margin power sales contracts, partially offset by the addition of Noranda Aluminum, Inc. as a customer on June 1, 2005.

Interchange revenues were up $66 million as sales increased by 39 percent in the second quarter of 2005 over the prior year period. In addition, power prices rose 27 percent, averaging $38 per megawatthour in the second quarter of 2005 versus approximately $30 per megawatthour in last year’s second quarter. Increased plant availability and the new Midwest Independent Transmission System Operator market also provided the opportunity for increased interchange sales versus the year-ago period.

Operating expenses rose $319 million in the second quarter of 2005, compared to the year-ago period, principally due to the acquisition of Illinois Power Company, which added $306 million in operating expenses, and higher fuel and purchased power costs resulting principally from increased sales. In the second quarter of 2004, Ameren incurred operating expenses of $63 million related to the 64-day refueling and maintenance outage at its Callaway nuclear plant. There was no refueling outage in the second quarter of 2005.

Illinois Power Company contributed net income of $15 million to Ameren’s earnings in the second quarter of 2005. Common shares issued in advance of the September 2004 completion of the Illinois Power acquisition diluted second quarter 2004 earnings by an estimated 8 cents per share.

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Ameren will conduct a conference call for financial analysts at 9:00 a.m. (Central Time) on Thursday, July 28, to discuss second quarter 2005 earnings and other matters related to the company. Investors, the news media and the public may listen to a live Internet broadcast of the Ameren analyst call at www.ameren.com by clicking on "Q2 2005 Ameren Corporation Earnings Conference Call," then the appropriate audio link. A slide presentation is also available on Ameren’s Web site that reconciles earnings per share between the second quarter and first six months of 2005 and the same periods of 2004 and reconciles 2005 earnings guidance to 2004 actual earnings. This presentation will be posted in the “Investors” section of the site under “Presentations.” The analyst call will also be available for replay on the Internet for one year. Telephone playback of the conference call will also be available beginning at 12:00 p.m. (Central Time), from July 28 through August 5, by dialing, U.S. (888) 457-0820; international (719) 457-1112 and entering the number: 9441502.

With assets of more than $17 billion, Ameren serves approximately 2.3 million electric customers and more than 900,000 natural gas customers in a 64,000 square mile area of Missouri and Illinois. Ameren owns a diverse mix of electric generating plants strategically located in its Midwest market with a generating capacity of more than 15,000 megawatts.

Regulation G

In addition to presenting electric revenues and statistics on a consolidated basis, Ameren has presented electric revenues and statistics for the first three and six months of 2005, excluding Illinois Power Company. Ameren believes this information is useful because it enables readers to compare results between periods without giving effect to the Illinois Power Company acquisition that was completed in September 2004.

Forward-looking Statements

Statements made in this release, which are not based on historical facts, are "forward-looking" and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such "forward-looking" statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed elsewhere in this release and in past and subsequent securities filings, could cause actual results to differ materially from management expectations as suggested by such "forward-looking" statements:

•	regulatory actions, including changes in regulatory policies and ratemaking determinations;
•	changes in laws and other governmental actions, including monetary and fiscal policies;
•
the effects of increased competition in the future due to, among other things, deregulation of certain aspects of our business at both the state and federal levels, and the implementation of deregulation, such as when the current electric rate freeze and current power supply contracts expire in Illinois in 2006;

•	the effects of participation in the Midwest Independent Transmission System Operator;

•
the availability of fuel for the production of electricity, such as coal and natural gas, and purchased power and natural gas for distribution, and the level and volatility of future market prices for such commodities, including the ability to recover any increased costs;

•	the effectiveness of our risk management strategies and the use of financial and derivative instruments;
•	prices for power in the Midwest;
•	business and economic conditions, including their impact on interest rates;
•	disruptions of the capital markets or other events that make Ameren’s access to necessary capital more difficult or costly;
•	the impact of the adoption of new accounting standards and the application of appropriate technical accounting rules and guidance;
•	actions of credit ratings agencies and the effects of such actions;
•	weather conditions and other natural phenomena;
•	generation plant construction, installation and performance;
•	operation of Ameren’s nuclear power facility, including planned and unplanned outages, and decommissioning costs;
•	the effects of strategic initiatives, including acquisitions and divestitures;
•
the impact of current environmental regulations on utilities and power generating companies and the expectation that more stringent requirements will be introduced over time, which could have a negative financial effect;

•	labor disputes, future wages and employee benefits costs, including changes in returns on benefit plan assets;
•	difficulties in integrating Illinois Power Company with Ameren’s other businesses;
•
changes in the energy markets, environmental laws or regulations, interest rates, or other factors that could adversely affect assumptions in connection with the CILCORP Inc. and Illinois Power Company acquisitions;

•	the impact of conditions imposed by regulators in connection with their approval of Ameren’s acquisition of Illinois Power Company;
•	the inability of Ameren’s counterparties to meet their obligations with respect to Ameren’s contracts and financial instruments;
•	the cost and availability of transmission capacity;
•	legal and administrative proceedings; and
•	acts of sabotage, war or terrorist activities.

Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, Ameren undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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AMEREN CORPORATION (AEE)
CONSOLIDATED OPERATING STATISTICS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Electric Sales - KWH (in millions):
Residential	5,563	3,984	11,838	8,927
Commercial	6,138	4,877	11,956	9,696
Industrial	5,987	4,832	11,178	9,212
Wholesale	2,254	2,197	4,733	4,687
Other	166	73	360	156
Native	20,108	15,963	40,065	32,678
Interchange sales	4,051	2,922	7,059	6,167
Total	24,159	18,885	47,124	38,845

Electric Revenues - (in millions):
Residential	$437	$312	$811	$598
Commercial	417	311	733	556
Industrial	269	205	469	370
Wholesale	80	79	166	164
Other	12	9	25	14
Native	1,215	916	2,204	1,702
Interchange sales	154	88	267	187
Other	44	25	71	56
Total	1,413	1,029	2,542	1,945

Power Supply (%):
Fossil	69.3	83.2	68.7	80.7
Nuclear	9.9	3.2	9.8	6.8
Hydro	1.4	1.9	1.8	1.8
Purchased	19.4	11.7	19.7	10.7

Fuel Cost per KWH (cents)	1.235	1.142	1.183	1.108
Gas Sales - MMBTU (in thousands)	13,871	12,314	65,951	47,350

	June 30,	December 31,
	2005	2004
Common Stock:
Shares outstanding (in millions)	203.7	195.2
Book value per share	$30.75	$29.71

Capitalization Ratios:
Common equity	52.7%	49.1%
Preferred stock	1.6%	1.7%
Debt, net of cash	45.7%	49.2%

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Operating Revenues:
Electric	$1,413	$1,029	$2,542	$1,945
Gas	174	119	670	420
Other	3	1	4	3
Total operating revenues	1,590	1,149	3,216	2,368

Operating Expenses:
Fuel and purchased power	491	279	907	553
Gas purchased for resale	106	75	460	288
Other operations and maintenance	373	343	718	649
Depreciation and amortization	157	132	314	262
Taxes other than income taxes	95	74	186	154
Total operating expenses	1,222	903	2,585	1,906
Operating Income	368	246	631	462

Other Income and (Deductions):
Miscellaneous income	6	4	13	12
Miscellaneous expense	(9)	(4)	(10)	(5)
Total other income and (deductions)	(3)	-	3	7

Interest Charges and Preferred Dividends:
Interest	77	66	151	130
Preferred dividends of subsidiaries	3	2	6	5
Net interest charges and preferred dividends	80	68	157	135

Income Before Income Taxes	285	178	477	334

Income Taxes	100	60	171	119

Net Income	$185	$118	$306	$215

Earnings per Common Share - Basic and Diluted:	$0.93	$0.65	$1.55	$1.20

Average Common Shares Outstanding	199.7	182.7	197.5	178.5

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	June 30,	December 31,
	2005	2004

ASSETS
Current Assets:
Cash and cash equivalents	$27	$69
Accounts receivable - trade	424	442
Unbilled revenue	378	336
Miscellaneous accounts and notes receivable	17	38
Materials and supplies, at average cost	649	623
Other current assets	70	74
Total current assets	1,565	1,582
Property and Plant, Net	13,397	13,297
Investments and Other Non-Current Assets:
Investments in leveraged leases	135	140
Nuclear decommissioning trust fund	238	235
Goodwill and other intangibles, net	934	940
Other assets	411	411
Total investments and other assets	1,718	1,726
Regulatory Assets	811	829

TOTAL ASSETS	$17,491	$17,434

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt	$350	$423
Short-term debt	161	417
Accounts and wages payable	370	567
Taxes accrued	136	26
Other current liabilities	363	374
Total current liabilities	1,380	1,807
Long-term Debt, Net	4,929	5,021
Preferred Stock of Subsidiary Subject to Mandatory Redemption	20	20
Deferred Credits and Other Non-Current Liabilities:
Accumulated deferred income taxes, net	1,935	1,886
Accumulated deferred investment tax credits	134	139
Regulatory liabilities	1,067	1,042
Asset retirement obligations	452	439
Accrued pension and other post-retirement benefits	810	756
Other deferred credits and liabilities	290	315
Total deferred credits and other liabilities	4,688	4,577
Preferred Stock of Subsidiaries Not Subject to Mandatory Redemption	195	195
Minority Interest in Consolidated Subsidiaries	15	14
Stockholders' Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	4,347	3,949
Retained earnings	1,959	1,904
Accumulated other comprehensive loss	(30)	(45)
Other	(14)	(10)
Total stockholders' equity	6,264	5,800

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$17,491	$17,434

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Six Months Ended
	June 30,
	2005	2004

Cash Flows From Operating Activities:
Net income	$306	$215
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	314	262
Amortization of nuclear fuel	17	13
Amortization of debt issuance costs and premium/discounts	7	5
Deferred income taxes and investment tax credits, net	66	(11)
Coal contract settlement	-	18
Pension and other postretirement benefit contributions	(35)	(32)
Other	52	46
Changes in assets and liabilities, excluding the effects of the acquisitions:
Receivables, net	(8)	(23)
Materials and supplies	(26)	29
Accounts and wages payable	(163)	(162)
Taxes accrued	112	117
Assets, other	18	(57)
Liabilities, other	1	16
Net cash provided by operating activities	661	436

Cash Flows From Investing Activities:
Capital expenditures	(442)	(379)
Nuclear fuel expenditures	(13)	(5)
Other	12	17
Net cash used in investing activities	(443)	(367)

Cash Flows From Financing Activities:
Dividends on common stock	(253)	(232)
Capital issuance costs	(1)	(23)
Redemptions, Repurchases and Maturities:
Nuclear fuel lease	-	(67)
Short-term debt	(256)	(126)
Long-term debt	(237)	(260)
Issuances:
Common stock	402	935
Long-term debt	85	104
Net cash provided by (used in) financing activities	(260)	331

Net Change In Cash and Cash Equivalents	(42)	400
Cash and Cash Equivalents at Beginning of Year	69	111

Cash and Cash Equivalents at End of Period	$27	$511